As filed with the Securities and Exchange Commission on May 1, 2007

Registration No. 333-130869

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

to

FORM S-1

on

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PW Eagle, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	3080	41-1642846
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

1550 Valley River Drive

Eugene, Oregon 97401

(541) 343-0200

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Jerry A. Dukes, Chief Executive Officer and President

PW Eagle, Inc.

1550 Valley River Drive

Eugene, OR 97401

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

David C. Grorud, Esq.

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota 55402

(612) 492-7000

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 on Form S-3 constitutes a post-effective amendment to our Registration Statement on Form S-1, declared effective by the Securities and Exchange Commission on February 22, 2006, and is not registering any additional securities but is being filed for the purpose of converting the registration on Form S-1 into a registration on Form S-3. All filing fees payable in connection with the registration of the securities were previously paid in connection with the filing of the Form S-1.

The information in this prospectus is not complete and may be changed. The selling shareholders may not use this prospectus to sell these securities until the post-effective amendment to the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

SUBJECT TO COMPLETION, DATED May     , 2007

PROSPECTUS

PW EAGLE, INC.

1,323,334 Shares of Common Stock

This prospectus relates to the resale of 1,018,667 shares of common stock of PW Eagle, Inc. and up to 304,667 shares of our common stock that may be issued upon the exercise of warrants held by the selling shareholders. The selling shareholders listed on page 4 may sell the shares from time to time. As used in this prospectus, we, us, our and similar expressions refer to PW Eagle, Inc.

The selling shareholders may offer their shares from time to time through or to one of more underwriters, brokers or dealers, on the National Market at market prices prevailing at the time of sale, in one or more negotiated transactions at prices acceptable to the selling shareholders or in private transactions. We will not receive any proceeds from the sale of shares by the selling shareholders. In connection with any sales, the selling shareholders and any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act.

We will pay the expenses related to the registration of the shares covered by this prospectus. The selling shareholders will pay commissions and selling expenses, if any, incurred by them.

Our common stock is listed on the Nasdaq Global Market under the symbol “PWEI.” On April 30, 2007, the closing price of our common stock was $32.44.

Investing in our common stock is speculative and involves risks. You should read the section entitled “Risk Factors” in our amended annual report on Form 10-K for the fiscal year ended December 31, 2006, which is incorporated by reference herein, for a discussion of certain risk factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May     , 2007.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock. This document may be used only where it is legal to sell these securities.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using the SEC’s shelf registration rules. Under the shelf registration rules, using this prospectus and, if required, one or more prospectus supplements, the selling shareholders may sell from time to time, in one or more offerings, the shares of common stock covered by this prospectus. The shares covered by this prospectus include 1,018,667 outstanding shares of common stock and 304,667 shares of common stock issuable on the exercise of warrants.

This prospectus also covers any shares of common stock that may become issuable pursuant to anti-dilution adjustment provisions that would increase the number of shares issuable upon exercise of the warrants as a result of stock splits, stock dividends or similar transactions.

A prospectus supplement may add, update or change information contained in this prospectus. We recommend that you read carefully this entire prospectus, any prospectus supplement and the documents incorporated by reference herein as described below under the heading “Incorporation of Certain Information by Reference,” especially the section entitled “Risk Factors” in our amended annual report on Form 10-K for the fiscal year ended December 31, 2006, before making a decision to invest in our common stock.

ii

PROSPECTUS SUMMARY

This summary does not contain all of the information you should consider before buying shares of our common stock. You should read carefully the entire prospectus and information incorporated by reference into this prospectus, especially the “Risk Factors” section and our financial statements and the related notes incorporated by reference into this prospectus, before deciding to invest in shares of our common stock.

Our Business

PW Eagle, Inc., a Minnesota corporation, (also referred to as we, us, our, the Company or PW Eagle) manufactures and distributes polyvinyl chloride (PVC) pipe and fittings used for potable water and sewage transmission, turf and agricultural irrigation, water wells, fiber optic lines, electronic and telephone lines, and commercial and industrial plumbing. We distribute our products throughout the entire United States, with a minimal amount of shipments to selected foreign countries. Our wholly-owned subsidiary, USPoly Company, LLC, (“USPoly”) manufactures and distributes polyethylene (PE) pipe products and accessories. The Company was organized as a corporation under the laws of the state of Minnesota in 1989.

Our executive offices and operating headquarters are located in Eugene, Oregon. We have production facilities in Cameron Park, Visalia and Perris, California; Columbia, Missouri; Hastings, Nebraska; Tulsa, Oklahoma; Eugene, Oregon; Conroe, Texas; Buckhannon, West Virginia; Tacoma and Sunnyside, Washington; and West Jordan, Utah.

Our web address is www.pweagleinc.com. USPoly’s web address is www.uspolycompany.com. Investors can access our news releases and the periodic reports we file with the Securities and Exchange Commission free of charge on our web site.

Recent Events

On January 15, 2007, we announced that we had entered into a definitive merger agreement under which J-M Manufacturing Company, Inc. (“JMM”) will acquire all of the outstanding common shares of PW Eagle for $33.50 per share in cash. JMM, headquartered in Livingston, New Jersey, operates a total of 14 plastic pipe manufacturing facilities and serves customers throughout North America.

At a special meeting held on April 12, 2007, our shareholders approved the proposed merger with more than 97% of all voted shares cast in favor of the transaction. Completion of the merger remains subject to various conditions, including the receipt of regulatory approvals. On March 16, 2007, we announced that PW Eagle and JMM received a request from the Federal Trade Commission (“FTC”) for additional information, commonly referred to as a Second Request, in connection with the parties’ proposed merger transaction. The Second Request was issued under notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The effect of the FTC’s action is to extend the waiting period imposed by the HSR Act until after PW Eagle and JMM have substantially complied with the Second Request, unless that period is extended voluntarily by the parties or terminated sooner by the FTC.

PW Eagle and JMM currently are responding to the Second Request and are in discussions from time to time with the FTC concerning this matter. The companies have requested that the FTC implement an accelerated review and consideration of information that the companies are submitting to address the FTC’s concerns in hopes of resolving those concerns and thereupon seeking termination from the FTC of the waiting period. In connection with the accelerated review, the parties have agreed with the FTC that they will not claim to have substantially complied with the Second Request earlier than May 16, 2007, and that the waiting period and review period by the FTC after such substantial compliance will be 60 days unless the FTC terminates the period sooner following its accelerated review of certain responsive information, or unless the parties voluntarily extend it further. The parties have also received inquiries from the attorneys general of the states of California and Washington and are providing information regarding the review and consideration of the proposed merger’s impact in their respective states. Based upon the parties’ preliminary discussions, and arrangements with the FTC and the state attorneys general regarding the

Second Request, PW Eagle and JMM now anticipate that a closing of the transaction is not likely to occur until, at the earliest, the latter part of the second calendar quarter or the early part of the third quarter of 2007.

Company Information

We are a Minnesota corporation with our principal executive offices located at 1550 Valley River Drive, Eugene, Oregon 97401 and our telephone number is (541) 343-0200. Our web address is www.pweagleinc.com. US Poly’s web address is www.uspolycompany.com. We file reports with the Securities and Exchange Commission, or as referred to herein the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and other reports from time to time. PW Eagle is an electronic filer and the SEC maintains an Internet site at www.sec.gov that contains the reports, proxy, information statements and other information filed electronically. The information contained on our website is not a part of this prospectus. We have included our website address in this document as an inactive textual reference only.

THE OFFERING

Common stock offered by selling shareholders	1,323,334 shares, of which 1,018,667 are issued and outstanding, and up to 304,667 shares which may be issued upon exercise of warrants held by selling shareholders.

Use of proceeds	We will not receive any proceeds from the sale and issuance of the common stock included in this offering. However, we will receive approximately $8,226,009 upon the exercise of all of the warrants by the selling shareholders, which proceeds would be used for general working capital.

Risk factors	You should read the “Risk Factors” section in our amended annual report on Form 10-K for the fiscal year ended December 31, 2006, incorporated by reference herein, which discusses certain factors to consider carefully before deciding to invest in shares of our common stock.

Plan of Distribution	The shares of common stock offered for resale may be sold by the selling shareholders pursuant to this prospectus in the manner described under “Plan of Distribution.”

Nasdaq Global Market symbol	PWEI

RISK FACTORS

Investment in our stock is speculative and involves risks. You should consider carefully the risks and uncertainties described in our amended 2006 annual report on Form 10-K, which is incorporated by reference into this prospectus, as well as the financial statements and the related notes appearing in our 2006 annual report on 10-K together with all of the other information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus, before deciding to invest in shares of our common stock. If any of the described risks or uncertainties were to occur, our business, prospects, financial condition and operating results would likely suffer, possibly materially. In that event, the market price of our common stock could decline and you could lose all or part of your investment. The risks described in our amended annual report on Form 10-K are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, or incorporates by reference documents that contain, forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus or in the documents incorporated by reference into this prospectus regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus or in the documents incorporated by reference into this prospectus, particularly in the “Risk Factors” section included in our amended 2006 annual report on Form 10-K, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Other risks, uncertainties and factors, including those discussed in such “Risk Factors” section, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update or revise any forward-looking statements, or to so update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

The selling shareholders will receive the proceeds from the resale of shares of our common stock. We will not receive any proceeds from the resale of the shares held by selling shareholders. However, we will receive approximately $8,226,009 if all of the warrants are exercised to purchase shares of common stock registered under this prospectus. We intend to use any such proceeds for general working capital. We reserve the right to use the proceeds for other purposes in the event of changes in our business plan.

SELLING SHAREHOLDERS

The following table sets forth the names of each selling shareholder, the number of shares and warrant shares of PW Eagle common stock beneficially owned by each, the number of shares that may be offered by each pursuant to this prospectus, and the number of shares of common stock and percentage of common stock to be beneficially owned by each if all shares hereunder are sold by the selling shareholder. Except where otherwise specifically stated in the footnotes following the table, the amounts and information set forth below are based upon either information provided to us by the selling shareholders or on our records as of March 30, 2006. It is possible that the selling shareholders may have sold some or all of the shares reflected below pursuant to the previously effective registration statement, or may have purchased additional shares. As a result, some of the selling shareholders listed below may beneficially own fewer or more shares than listed in the table below as of the date of this prospectus.

To our knowledge, none of the selling shareholders has had within the past three years any material relationship with us except as set forth in the footnotes to the following table. The shares offered hereby shall be deemed to include shares offered by any pledgee, donee, transferee or other successor in interest of any of the selling shareholders listed below, provided that this prospectus is amended or supplemented if required by applicable law.

	Beneficial Ownership Prior to Offering			Number of Shares Offered Hereby (1)(2)	Beneficial Ownership After Offering
Name of selling shareholders	Shares	Warrant Shares(1)(2)	Total Shares (1)(2)		Total Shares (3)	% Owned(3)(4)
Ichak Adizes	18,667	16,667	35,334	23,334	12,000	*
Alydar Fund LP(5)	20,122	986	21,108	4,928	16,180	*
Alydar QP Fund LP(5)	144,438	7,067	151,505	35,336	116,169	*
Alydar Fund Ltd(5)	295,231	14,447	309,678	72,236	237,442	2.0%
Alysheba Fund LP(5)	12,150	428	12,578	2,138	10,440	*
Alysheba QP Fund LP(5)	165,296	5,818	171,114	29,088	142,026	1.2%
Alysheba Fund Ltd(5)	172,554	6,255	178,809	31,275	147,534	1.2%
Ardsley Partners Fund II, L.P.(6)	55,000	0	55,000	55,000	0	*
Ardsley Partners Institutional Fund L.P.(6)	32,500	0	32,500	32,500	0	*
Ardsley Offshore Fund, Ltd.(6)	72,500	0	72,500	72,500	0	*
Burguete Investment Partner LP(7)	258,800	10,000	268,800	50,000	218,800	1.8%

Capital Ventures International(8)	40,000	10,000	50,000	50,000	0	*
Caxton International Limited(9)	240,000	60,000	300,000	300,000	0	*
Craig-Hallum Capital Group, LLC(10)	0	50,000	50,000	50,000	0	*
Lagunitas Partners LP(11)	48,000	12,000	60,000	60,000	0	*
Gruber & McBaine International(11)	16,000	4,000	20,000	20,000	0	*
J. Patterson McBaine(11)	8,000	2,000	10,000	10,000	0	*
Jon D. and Linda W. Gruber Trust(12)	8,000	2,000	10,000	10,000	0	*
Millenium Partners, L.P.(13)	212,081	27,500	239,581	137,500	102,081	*
Northwood Capital Partners, LP(14)	40,000	10,000	50,000	50,000	0	*
Potomac Capital Partners, LP(15)	38,800	7,525	46,325	37,625	8,700	*
Potomac Capital International Ltd(15)	25,000	4,900	29,900	24,500	5,400	*
Pleiades Investment Partners-R, LP(15)	26,200	5,075	31,275	25,375	5,900	*
Shepherd Investments International Ltd.(16)	80,000	20,000	100,000	100,000	0	*
Crestview Capital Partners, LLC(17)	0	40,000	40,000	40,000	0	*

*	Less than 1.0%.

(1)	Includes an aggregate of 304,667 shares that may be purchased from time to time by certain selling shareholders upon exercise of warrants, which shares are being offered hereby.

(2)

The share amounts set forth herein assume that the selling shareholders will exercise their warrants, if any, for cash. If the selling shareholders use the cashless exercise alternative, the actual number of shares of Common Stock issued will be fewer, depending on the market value of the underlying shares of Common Stock immediately prior to exercise.

(3)	Assumes the sale of all the shares being offered hereby.

(4)

The percentage of shares beneficially owned by each selling shareholder after the offering is based on 11,792,998 shares outstanding as of March 30, 2006, and 304,667 shares to be outstanding if all of the warrants listed herein above are exercised.

(5)

Alydar Capital, LLC, as general partner, has voting and dispositive power over the shares held by Alydar Fund L.P., Alydar QP Fund LP and Alysheba QP Fund LP. Alydar Partners, LLC, as investment manager, has voting and dispositive power over the shares held by Alydar Fund LP, Alydar QP Fund LP, Alydar Fund Limited, Alysheba QP Fund LP, Alysheba Fund LP and Alysheba Fund Limited. The person exercising these powers on behalf of the general partner and investment advisor is John Murphy, as Managing Member, who disclaims beneficial ownership in the shares.

(6)

Steven Napoli, as general partner of Ardsley Partners I, the general partner of Ardsley Partners Fund II, L.P, Ardsley Partners Institutional Fund L.P. and Ardsley Offshore Fund, Ltd., has sole investment and voting power over the shares.

(7)

Includes 18,800 shares held by James J. Tiampo Money Purchase Plan and Trust (Keogh). James J. Tiampo, President of Verbier Management Corp., the general partner of Burguete Investment Partner LP, has sole investment and voting power over the shares.

(8)

Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any beneficial ownership of the shares.

(9)

Caxton Associates, L.L.C. (“Caxton Associates”) is the trading advisor to Caxton International Limited and as such, has voting and dispositive power with respect to the investments of Caxton International Limited. Mr. Bruce S. Kovner is the Chairman of Caxton Associates and the sole shareholder of Caxton Corporation, the manager and majority owner of Caxton Associates. As a result of the foregoing, Mr. Kovner may be deemed to have voting and dispositive power with respect to the shares of the Company’s common stock owned by Caxton International Limited.

On April 24, 2006, the Company entered into an agreement, effective April 24, 2006, with Caxton International Limited (“Caxton “) and one of Caxton’s affiliates pursuant to which the Company agreed to include Lee D. Meyer and Stephen M. Rathkopf among the nominees for election to the Board of Directors. The Company and Caxton further agreed that the Company’s Board of Directors would propose for approval and recommend that the Company’s shareholders approve a proposal to amend the Company’s 1997 Stock Option Plan by increasing the shares available under such plan from 2,200,000 to 2,700,000 and a proposal to approve certain prior grants of restricted stock to the Company’s officers, directors and employees. Caxton agreed to vote all of the Company’s common stock beneficially owned by it in favor of the slate of director nominees approved by the Board, as well as the proposals to amend the 1997 Stock Option Plan and approve the prior grants of restricted stock.

(10)	The Company’s managing partners, Patty Bartholomew, John Flood, Brad Baker, Robert Evans and Richard Rinkoff have shared investment and voting power over the securities.

(11)

Gruber McBaine Capital Management (“GMCM”) is the general partner for Lagunitas Partners, L.P. and the Investment Advisor of Gruber McBaine International. GMCM managers, Jon D. Gruber and J Patterson McBaine, control the voting and investment activities of the securities held under management. The GMCM managers have investment authority to dispose of such shares for the foregoing selling shareholders managed by GMCM.

(12)	Jon D. Gruber, as trustee, has sole investment and voting power over the shares.

(13)

Includes 102,081 shares held by Millenco, L.P., as affiliate. Millenium Management, L.L.C., a Delaware limited liability company, is the managing partner of Millennium Partners, L.P., a Cayman Islands exempted limited partnership, and consequently may be deemed to have voting control and investment discretion over securities owned by Millennium Partners, L.P. Israel A. Englander is the managing member of Millennium Management, L.L.C. As a result Mr. Englander may be deemed to be the beneficial owner of any shares beneficially owned by Millennium Management, L.L.C. The foregoing should not be construed in and of itself as an admission by either of Millennium Management, L.L.C. or Mr. Englander as to beneficial ownership of the shares of the Company’s common stock owned by Millennium Partners, L.P.

(14)	NCP Advisors LLC has sole investment and voting power over the shares. Robert A. Berlacher is the managing member of NCP Advisors LLC.

(15)

Paul J. Soltt, as managing member of Potomac Capital Management LLC, the general partner of Potomac Capital Partners, LP, Potomac Capital International Ltd and Pleiades Investment Partners-R, LP, has sole investment and voting power over the shares.

(16)	Michael A. Roth and Brian J. Stark have shared investment and voting power over the shares held by Shepherd Investments International, Ltd., but disclaim beneficial ownership of the shares.

(17)

Crestview Capital Partners, LLC (“CCP”) is the sole managing member of Crestview Capital Master, LLC (“CCM”) and may be deemed to have sole voting and investment power with respect to the securities beneficially owned by CCM. CCP disclaims beneficial ownership of these securities. The Management Members of CCP are Stewart Flink, Robert Hoyt and Daniel Warsh, each of whom may be deemed to have voting and dispositive power over securities beneficially owned by CCM, and each of whom also disclaims beneficial ownership of these securities. Mr. Flink is an affiliate of a broker-dealer and it has been confirmed to us that the securities were acquired by CCM to be resold in the ordinary course of business and that there are no arrangements with any other persons, whether directly or indirectly, to dispose of the securities.

PLAN OF DISTRIBUTION

We are registering for resale by the selling shareholders and certain transferees a total of 1,323,334 shares of Common Stock, of which 1,018,667 shares are issued and outstanding and up to 304,667 shares are issuable upon exercise of warrants. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock, although we may receive up to $8,226,009 upon the exercise of all of the warrants by the selling shareholders. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock. If the shares of Common Stock are sold through broker-dealers or agents, the selling shareholder will be responsible for any compensation to such broker-dealers or agents.

The selling shareholders may pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus.

The selling shareholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders will sell their shares of Common Stock subject to the following:

•

all or a portion of the shares of Common Stock beneficially owned by the selling shareholders or their perspective pledgees, donees, transferees or successors in interest, may be sold on the OTC Bulletin Board Market, any national securities exchange or quotation service on which the shares of our Common Stock may be listed or quoted at the time of sale, in the over-the counter market, in privately negotiated transactions, through the writing of options, whether such options are listed on an options exchange or otherwise, short sales or in a combination of such transactions;

•	each sale may be made at market price prevailing at the time of such sale, at negotiated prices, at fixed prices or at carrying prices determined at the time of sale;

•

some or all of the shares of Common Stock may be sold through one or more broker-dealers or agents and may involve crosses, block transactions or hedging transactions. The selling shareholders may enter into hedging transactions with broker-dealers or agents, which may in turn engage in short sales of the Common Stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of Common Stock short and deliver shares of Common Stock to close out short positions or loan or pledge shares of Common Stock to broker-dealers or agents that in turn may sell such shares; and

•

in connection with such sales through one or more broker-dealers or agents, such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and may receive commissions from the purchasers of the shares of Common Stock for whom they act as broker-dealer or agent or to whom they sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transaction involved). Any broker-dealer or agent participating in any such sale may be deemed to be an “underwriter” within the meaning of the Securities Act and will be required to deliver a copy of this prospectus to any person who purchases any share of Common Stock from or through such broker-dealer or agent.

The selling shareholder and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits realized by the selling shareholders and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any shares of Common Stock covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

If required at the time a particular offering of the shares of Common Stock is made, a prospectus supplement or, if appropriate, a post-effective amendment to the shelf registration statements of which this prospectus is a part, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-deals or agents, any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares or Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling shareholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will bear all expenses of the registration of the shares of Common Stock including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with the state securities of “blue sky” laws. The selling shareholders will pay all underwriting discounts and selling commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the selling shareholders, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the Common Stock and Warrant Purchase Agreement. We will be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholders for use in this prospectus, in accordance with the related registration rights agreement or will be entitled to contribution. Once sold under this shelf registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares being offered hereby was passed upon for us by Fredrikson & Byron, P.A. We have received certain advice from our legal counsel in connection with the matters described herein. Such legal advice is solely for our benefit and not for any shareholder or prospective investor. Purchasers of the shares offered hereby are not entitled to rely on any such advice and should not consider any such counsel to represent them or their interests. Prospective investors should consult with their own legal and other counsel.

EXPERTS

The financial statements of PW Eagle, Inc. as of December 31, 2006 and 2005 and for each of the two years in the period ended December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, which are incorporated by reference herein from our annual report on Form 10-K for the year ended December 31, 2006, were audited by and have been included herein in reliance upon the report of Grant Thornton LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

The financial statements for the year ended December 31, 2004 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Section of the SEC, 100 F Street N.E., Washington, D.C. 20549 or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

We maintain a corporate web site at www.pweagleinc.com. You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those files with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, as amended, with the SEC free of charge at our web site as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our web site is provided for informational purposes only and does not constitute incorporation by reference of the information contained at our web site.

You may also request a copy of these filings at no cost by making written or telephone requests for copies to:

PW Eagle, Inc.

1550 Valley River Drive

Eugene, OR 97401

(541) 343-0200

Attn: Investor Relations Manager

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock the selling shareholders are offering to sell. This post-effective amendment to Form S-1 on Form S-3 is a part of that registration statement. This post-effective amendment does not contain all of the information set forth in the registration statement because certain parts of the registration statement may be omitted herein in accordance with the rules and regulations of the Securities and Exchange Commission. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to incorporate into this prospectus the information we periodically file with the Securities and Exchange Commission. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We are incorporating by reference our previously-filed documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offering under the registration statement is completed (other than information deemed to be furnished to rather than filed with the SEC):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed March 14, 2007 (as amended April 30, 2007);
•	Current Report on Form 8-K filed January 16, 2007 (as amended January 17, 2007);
•	Current Report on Form 8-K filed February 15, 2007;
•	Current Report on Form 8-K filed February 23, 2007;
•	Current Report on Form 8-K filed March 19, 2007; and
•	Current Report on Form 8-K filed April 12, 2007.

Any statement incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a subsequent statement contained or incorporated herein modifies or supersedes such prior statement. Any prior statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide free of charge a copy of the documents we incorporate by reference to each person, including any beneficial owner of our common stock, to whom a copy of this prospectus is delivered. To request a copy of any or all of these documents, you should write or telephone us at the following address and telephone number:

PW Eagle, Inc.

1550 Valley River Drive

Eugene, Oregon 97401

Telephone: (541) 343-0200

In addition, you may access these reports incorporated by reference through our website at www.pweagleinc.com.

1,323,334 Shares of Common Stock

PW EAGLE, INC.

PROSPECTUS

May     , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following expenses will be paid by the Company in connection with the distribution of the securities registered hereby. All of such expenses except for the SEC registration fee are estimated.

SEC Registration Fee	$3,024
Legal Fees	40,000
Accountants Fees and Expenses	28,000
Printing Expenses	6,000
Blue Sky Fees and Expenses	5,000
Transfer Agent Fees and Expenses	7,500
Miscellaneous	2,000
Total estimated expenses	$91,524

Item 15. Indemnification of Directors and Officers.

Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person’s performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

Provisions regarding indemnification of officers and directors of the Company are contained in Section 5.1 of the Restated Bylaws (Exhibit 3.2 to this Registration Statement). The Company maintains a director and officer liability policy.

Item 16. Exhibits.

See the Exhibit Index on the page immediately following the signature page to this registration statement for a list of exhibits filed as part of this registration statement on Form S-3, which Exhibit Index is incorporated herein by reference.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant further undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eugene, State of Oregon, on May 1, 2007.

PW Eagle, Inc.

By:	/s/ Jerry A. Dukes
Jerry A. Dukes, Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Jerry Dukes and Scott Long, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and any and all instruments or documents filed as part of or in connection with any of such amendments or registration statements, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the date stated.

Signatures	Title	Date

/s/ Jerry A. Dukes Jerry A. Dukes	Chairman of the Board, Chief Executive Officer (principal executive officer)	May 1, 2007

/s/ Scott Long Scott Long	Chief Financial Officer (principal financial and accounting officer)	May 1, 2007

/s/ Thomas Hudson Thomas Hudson	Director	May 1, 2007

/s/ Zachary George Zachary George	Director	May 1, 2007

/s/ Lee Meyer Lee Meyer	Director	May 1, 2007

/s/ Martin White Martin White	Director	May 1, 2007

/s/ Stephen Rathkopf Stephen Rathkopf	Director	May 1, 2007

Todd Goodwin	Director

PW EAGLE, INC.

EXHIBIT INDEX

TO

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

ON

FORM S-3

REGISTRATION STATEMENT

Registration No. 333-130869

Exhibit No.	Description

2.1	Merger Agreement, dated September 30, 2005, among the Company, Poly Merger, LLC and USPoly Company. (Incorporated by reference to the Registrant’s Form 8-K filed October 6, 2005.)

2.2	Agreement and Plan of Merger, dated January 15, 2007, by and among the Company, Pipe Dream Acquisition, Inc. and J-M Manufacturing Company, Inc. (Incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K filed January 15, 2007).

5.1	Opinion of Fredrikson & Byron, P.A. (previously filed).

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.*

24	Power of Attorney from certain directors and officers - see “Signatures” on signature page. *

*	Filed herewith